Exhibit 99.1

HERMAN MILLER, INC. LONG-TERM INCENTIVE PLAN
STOCK OPTION AGREEMENT

        OPTION AGREEMENT made this DAY of MONTH, YEAR, between HERMAN MILLER, INC. (the “Company”) and NAME, an employee of the Company or one of its subsidiaries (the “Employee”), pursuant to the Herman Miller, Inc. Long-Term Incentive Plan (the “Plan”).

      IT IS AGREED AS FOLLOWS:

        1.        Grant of Option. Pursuant to the Plan and the Original Option, the Company hereby grants to the Employee the option to purchase #,### shares of the Company’s common stock, par value $.20 per share, on the terms and conditions herein set forth (the “Option”). This Option shall not be designated as an incentive stock option (“ISO”) for purposes of qualifying as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended.

        2.        Purchase Price. The purchase price of the shares covered by this Option shall be $PRICE per share. The “Committee” (provided for in Article 3 of the Plan) has determined that such price represents one hundred percent (100%) of the fair market value of a share of the Company’s common stock on this date.

        3.        Term of Option. This Option shall expire on MONTH DAY, YEAR, subject to earlier termination as provided in subsequent paragraphs of this Agreement.

        4.        Employee’s Agreement. In consideration of the granting of the Option, the Employee agrees to remain in the employ of the Company for the lesser of a period of at least twelve (12) months from the date hereof, or a period commencing on the date hereof and ending upon the Employee’s Retirement (the “Minimum Employment Period”). Such employment, subject to the provisions of any written contract between the Company and the Employee, shall be at the pleasure of the Board of Directors, and this Option Agreement shall not impose on the Company any obligation to retain the Employee in its employ for any period. In the event of the termination of employment of the Employee for any reason during the Minimum Employment Period, this Option shall terminate, unless this Option becomes exercisable as provided in paragraph 9.

        5.        Exercise of Option.

        (a)  Except as provided in paragraph 9, this Option may be exercised and Option Shares may be purchased in accordance with the vesting schedule set forth in paragraph 5(b) below. Subject to that vesting schedule, this Option may be exercised at any time during the term of this Option, by written notice to the Company. The notice shall state the number of shares with respect to which the Option is being exercised, shall be signed by the person exercising this Option, and shall be accompanied by payment of the full purchase price of the shares. This Option agreement shall be submitted to the Company with the notice for purposes of recording the shares being purchased, if exercised in part, or for purposes of cancellation if all shares then subject to this Option are being purchased. In the event this Option shall be exercised pursuant to paragraph 8(c) hereof by any person other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. Payment of the purchase price shall be made by: (a) cash, check, bank draft, or money order, payable to the order of the Company; (b) the delivery by the Employee of unencumbered shares of common stock of the Company (including Restricted Stock, as defined in the Plan, provided that an equivalent number of shares issued upon exercise of such Restricted Stock shall be subject to the same restrictions and conditions during the remainder of the Restriction Period), with a fair market value on the date of exercise equal to the total purchase price of the shares to be purchased; (c) the reduction in the number of shares issuable upon exercise (based on the fair market value of the shares on the date of exercise); or (d) a combination of (a), (b), and (c). Upon exercise of all or a portion of this Option, the Company shall issue to the Employee a stock certificate representing the number of shares with respect to which this Option was exercised.

        (b)  Vesting Schedule. On each date set forth below, this Option will vest and become exercisable with respect to the percentage of Option Shares set opposite such date if Employee is employed by the Company or a subsidiary as of such date:

Date	Percent of Option Shares Vested to Date

July 21, 2009	33.34%
July 21, 2010	66.68%
July 21, 2011	100.00%

        6.        Tax Withholding. The exercise of this Option is subject to the satisfaction of withholding tax or other withholding liabilities, if any, under federal, state and local laws in connection with such exercise or the delivery or purchase of shares pursuant hereto. The exercise of this Option shall not be effective unless applicable withholding shall have been effected or obtained in the following manner or in any other manner acceptable to the Committee. Unless otherwise prohibited by the Committee, Optionee may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares otherwise issuable to Optionee as a result of the exercise of this Option a number of shares having a fair market value as of the date that the amount of tax to be withheld is to be determined (“Tax Date”), which shall be the date of exercise of the Option, less than or equal to the amount of the withholding tax obligation; or (c) delivering to the Company unencumbered shares of the Company’s common stock owned by Optionee having a fair market value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation.

        7.        Transferability of Option. This Option shall not be sold, transferred, assigned, pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, levy, attachment or similar process. Any attempted sale, transfer, assignment, pledge, hypothecation or other disposition of this Option contrary to the terms hereof, and any execution, levy, attachment or similar process upon the Option, shall be null and void and without effect.

        8.        Termination of Employment.

        (a)  Termination of Employment for Reasons Other Than Retirement, Disability or Death. In the event the Employee ceases to be employed by the Company for any reason other than Retirement or on account of Disability or death, this Option shall, to the extent rights to purchase shares hereunder have vested at the date of such termination and shall not have been fully exercised, be exercisable, in whole or in part, at any time within a period of three (3) months following cessation of the Employee’s employment, subject, however, to prior expiration of the term of this Option and any other limitations upon its exercise in effect at the date of exercise.

        (b)        Termination of Employment for Retirement or Disability. In the event the Employee ceases to be employed by the Company by reason of Retirement or on account of Disability, this Option shall, to the extent rights to purchase shares hereunder have vested at the date of such Retirement or Disability and have not been fully exercised, be exercisable, in whole or in part, at any time within the period of five (5) years following such termination of employment, subject, however, to prior expiration of the term of this Option and any other limitations upon its exercise in effect at the date of exercise. If the Employee dies after such Retirement or Disability, this Option shall be exercisable in accordance with paragraph 8(c) hereof.

        (c)        Termination of Employment because of Death. In the event of the Employee’s death, this Option shall, to the extent rights to purchase shares hereunder have vested at the date of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the Employee’s estate, by any person or persons who shall have acquired this Option directly from the Employee by bequest or inheritance at any time during the following periods: (i) if Employee dies while employed by the Company, at any time within five (5) years after the date of death, or (ii) if Employee dies during the extended exercise period following termination of employment specified in paragraph 8(b) above, at any time within the longer time of such extended period or one year after the date of death, subject, however, in each case, to the prior expiration of the term of this Option (which shall be the same as the Original Option) and any other limitations on the exercise of such Option in effect at the date of exercise.

        (d)        Termination of Option. If this Option is not exercised within whichever of the exercise periods specified in paragraph 8(a), 8(b) or 8(c) is applicable, this Option shall terminate upon expiration of such exercise period.

        9.        Changes in Capital Structure. The number of shares covered by this Option, and the price per share, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock of the Company resulting from any combination of shares or the payment of a stock dividend on the Company’s common stock or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

        If the Company shall be the surviving corporation in any merger or consolidation, or if the Company is merged into a wholly owned subsidiary solely for purposes of changing the Company’s state of incorporation, this Option shall pertain to and apply to the securities to which a holder of the same number of shares as are then subject to this Option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, except as above provided, shall cause this Option to vest and become exercisable in accordance with the terms and provisions of the Plan.

        In the event of a change in the common stock of the Company as presently constituted, which is limited to a change of all its authorized shares into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares subject to this Option.

        Except as expressly provided in this paragraph 9, the Employee shall have no rights by reason of: (i) any subdivision or combination of shares of stock of any class; (ii) the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class; or (iii) any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation. Except as provided in this paragraph 9, any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of stock subject to this Option.

        The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

        10.        Rights as a Shareholder. The Employee of this Option shall not have any rights as a shareholder with respect to any shares covered hereby until Employee shall have become the holder of record of such shares. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date on which Employee shall have become the holder of record thereof, except as provided in paragraph 9 hereof.

        11.        Modification, Extension and Renewal. Subject to the terms and conditions and within the limitations of the Plan, the Committee, subject to approval of the Board of Directors, may modify or renew this Option, or accept its surrender (to the extent not theretofore exercised) and authorize the granting of a new option or options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification shall, without the consent of the Employee, alter or impair any rights or obligations hereunder.

        12.        Financial Restatement and Solicitation. The Employee agrees that pursuant to the Plan, this Option shall be subject to forfeiture and adjustment as provided in the “Financial Restatement” and “Solicitation of Employees” provisions provided in Articles 12.3 and 12.4 of the Plan.

        13.        Postponement of Delivery of Shares and Representations. The Company, in its discretion, may postpone the issuance and/or delivery of shares upon any exercise of this Option until completion of such stock exchange listing, or registration, or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any person exercising this Option to make such representations, including a representation that it is the Employee’s intention to acquire shares for investment and not with a view to distribution thereof, and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations. In such event, no shares shall be issued to such holder unless and until the Company is satisfied with the accuracy of any such representations.

        14.        Subject to Plan. This Option is subject to the terms and provisions of the Plan. If any inconsistency exists between the provisions of this Agreement and the Plan, the Plan shall govern.

        IN WITNESS WHEREOF, this Stock Option Agreement has been executed the date first above written.

HERMAN MILLER, INC. By Brian C. Walker Its Chief Executive Officer

EMPLOYEE SIGNATURE ——————————————

Record of Exercise

Date	Number of Shares	Price Per Share	Shares Subject to Option After Exercise